UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 19, 2008
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities
Item 2.06  Material Impairments
On March 19, 2008, Alkermes, Inc. (the “Company”) announced the restructuring of its operations following the termination by Eli Lilly and Company (“Lilly”) of the AIR® Insulin program. The restructuring includes: (i) closure of the Company’s AIR commercial manufacturing facility in Chelsea, Massachusetts; and (ii) termination of approximately 150 employees across the Company. The Company is taking these actions based on its current expectations of the financial impact of Lilly’s termination of the AIR Insulin program. The Company expects to substantially complete the reduction in force, and to cease operations at, and substantially complete closure of, the Company’s AIR manufacturing facility by March 31, 2008.
The Company expects that, during the fourth quarter of fiscal year 2008 ending March 31, 2008, it will record charges relating to (i) severance pay, continuation of benefits and outplacement services relating to the reduction in force of approximately $2 to $4 million, (ii) ongoing lease obligations relating to the Company’s AIR commercial manufacturing facility of approximately $3 to $6 million, and (iii) an impairment loss on fixed assets, including leasehold improvements and manufacturing equipment, relating to closure of the Company’s AIR commercial manufacturing facility of up to $15 million. All charges, with the exception of the impairment loss, are expected to result in future cash expenditures.
The Company plans to announce further details when the financial impact of its restructuring is determined. At this time and except as disclosed above, the Company is not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the charges and future cash expenditures associated therewith. The Company will file an amendment to this report after it makes a determination of such amounts.
Regulation 7.01 Regulation FD Disclosure
The Company issued a press release on March 19, 2008 relating to the restructuring of its operations, such press release is attached hereto as Exhibit 99.1 and is incorporated by reference.
The Company issued a press release on March 7, 2008 (and a related current report on Form 8-K on March 10, 2008) regarding the termination of the Company’s agreements with Lilly relating to the AIR Insulin program.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Alkermes, Inc., dated March 19, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: March 21, 2008	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer